Exhibit 10.1.2

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting Vicki Owens in the Human Resources department.

HealthSouth Corporation

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(Pursuant to the Amended and Restated 2008 Equity Incentive Plan)

This Non-Qualified Stock Option Award Agreement (this “Award”) is granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the “Summary”) previously delivered to you as the person to whom the Option is granted (“Grantee”) and/or displayed at the website of Smith Barney Benefit Access® (www.benefitaccess.com). The Summary, which specifies the name of Grantee, the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the electronic acceptance of the Summary are incorporated herein by reference.

1. GRANT OF OPTION. The Corporation hereby grants to Grantee the option to purchase (the “Option”), on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to the number of shares specified in the Summary of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), at the exercise price per share set forth in the Summary, being not less than 100% of the Fair Market Value of such Common Stock on the Date of Grant. The Option is intended to constitute a non-qualified stock option and shall be administered consistently with such intent.

The Option is granted pursuant to the Corporation’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to Grantee electronically. This Award is subject in its entirety to all the applicable provisions of the Plan, which are hereby incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

2. PERIOD OF OPTION. Except as provided herein or as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the schedule set forth in the Summary. The Options may be exercised from time to time during the term of the Option set forth in the Summary as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before or after the dates specified in the Summary.

3. METHOD OF EXERCISE OF OPTION. Subject to the provisions of Section 2 hereof, the Option may be exercised in whole or in part by Grantee’s giving written notice, which notice may be given electronically, specifying the number of shares which Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker. Payment of the exercise price may be made in cash or shares of Common Stock, including, without limitation, a cashless exercise of the Option.

4. TERMINATION OF EMPLOYMENT. The Option and this Award shall be subject to the lapse and forfeiture provisions of Section 15.8 of the Plan. For purposes of this Award, “Retirement” shall mean the voluntary termination of employment by a Participant after attaining (a) age 65 or (b) in the event that the Participant has been employed by the Company for ten (10) or more years on the date of such termination, age 60.

Exhibit 10.1.2

5. TAX ISSUES.

(a)           Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of the Award by the Corporation to Grantee pursuant to an election under Section 83(b) of the Code.

(b)           Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with the grant or vesting of the Option and the delivery of shares of Common Stock in connection with the exercise thereof. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Option and the delivery of shares of Common Stock in connection with the exercise thereof as contemplated by this Award and the Plan. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.

(c)           Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of the Option or the related shares of Common Stock, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to such securities. Such payment shall be made in the form of (i) cash, (ii) securities of the Corporation already owned for at least six months, (iii) delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee hereunder, or (iv) in a combination of such methods, as irrevocably elected by Grantee prior to the applicable tax due date with respect to the Option.

6. TRANSFERABILITY. Except as provided in Section 15.2 of the Plan, the Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution and is exercisable during Grantee’s lifetime only by Grantee.

7. BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.

8. ENTIRE AGREEMENT; AMENDMENT. This Award contains the entire agreement of the parties with respect to the Option granted hereby. This Award may be amended in accordance with the provisions of Section 17.2 of the Plan.

9. ACCEPTANCE OF AGREEMENT. By accepting the Summary electronically, Grantee confirms that the grant is in accordance with Grantee’s understanding and agrees to the terms of this Award and the terms of the Plan, all as of the Date of Grant.

10. APPLICABLE RECOUPMENT POLICY. Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the

Exhibit 10.1.2

Corporation (the “Board”), published with other Plan materials on the website of Smith Barney Benefit Access® (www.benefitaccess.com), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.

11. ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of this Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.